SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
             OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )


Filed by the registrant /X/

Filed by a party other than the registrant / /

Check the appropriate box:

         / /   Preliminary Proxy Statement
         / /   Confidential, for Use of the Commission Only (as permitted by
               Rule 14a-6(e)2))
         /X/   Definitive Proxy Statement
         / /   Definitive Additional Materials
         / /   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14(a)-12


                      THE WESTERN TRANSMEDIA COMPANY, INC.
- --------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)



- --------------------------------------------------------------------------------
      (Name of Person(s) filing Proxy Statement, if other than Registrant)


         Payment of filing fee (check the appropriate box):

          /X/  $125  per  Exchange  Act  Rule  0-11(c)(1)(ii),  14a-6(i)(1),  or
               14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

          / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

          / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          (1)  Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

          (2)  Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


- --------------------------------------------------------------------------------


          (4)  Proposed maximum aggregate value of transaction:

          (5)  Total fee paid:

          / /  Fee paid previously with preliminary materials.

         / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          (1)  Amount Previously Paid:



- --------------------------------------------------------------------------------


          (2)  Form, Schedule or Registration Statement No.:



- --------------------------------------------------------------------------------


          (3)  Filing Party:



- --------------------------------------------------------------------------------


          (4)  Date Filed:

                      THE WESTERN TRANSMEDIA COMPANY, INC.
                               475 SANSOME STREET
                         SAN FRANCISCO, CALIFORNIA 94111
                                  -------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 13, 1996
                                  -------------



To the Stockholders of The Western Transmedia Company, Inc.:

                  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of THE WESTERN TRANSMEDIA COMPANY, INC., a Delaware corporation (the "Company"), will be held at the offices of Olshan Grundman Frome & Rosenzweig LLP, 505 Park Avenue, 16th floor, New York, New York 10022, on June 13, 1996 at 11:00 a.m., local time, for the following purposes:

                    1. To elect three (3)  directors  to Class I of the Board of
               Directors to serve until the 1999 Annual Meeting of Stockholders;

                    2. To ratify the appointment of Lazar,  Levine & Company LLP as the Company's independent auditors for the fiscal year ending December 31, 1996; and

                    3. To  transact  such  other  business  as may  properly  be brought before the Meeting or any adjournment thereof.

                  The Board of Directors has fixed the close of business on April 30, 1996 as the record date for the Meeting. Only stockholders of record on the stock transfer books of the Company at the close of business on that date are entitled to notice of, and to vote at, the Meeting.


                       By Order of the Board of Directors


                                                     WILLIAM J. BARRETT
                                                     Secretary

San Francisco, California
May 6, 1996


             WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING,
               YOU ARE URGED TO FILL IN, DATE, SIGN AND RETURN THE
                     ENCLOSED PROXY IN THE ENVELOPE THAT IS
                PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN
                               THE UNITED STATES.

                      THE WESTERN TRANSMEDIA COMPANY, INC.
                               475 SANSOME STREET
                         SAN FRANCISCO, CALIFORNIA 94111

                           --------------------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 13, 1996
                           --------------------------

                                  INTRODUCTION

                  The Proxy accompanying this Proxy Statement is being solicited by the Board of Directors of The Western Transmedia Company, Inc., a Delaware corporation (the "Company"), for use at the 1996 Annual Meeting of Stockholders of the Company (the "Meeting") to be held at the offices of Olshan Grundman Frome & Rosenzweig LLP, 505 Park Avenue, 16th floor, New York, New York 10022, on June 13, 1996 at 11:00 a.m., local time, or at any adjournments thereof.

                  The principal executive offices of the Company are located at 475 Sansome Street, San Francisco, California 94111. The approximate date on which this Proxy Statement and the accompanying Proxy will first be sent or given to stockholders is May 8, 1996.


                        RECORD DATE AND VOTING SECURITIES

                  Only stockholders of record at the close of business on April 30, 1996, the record date (the "Record Date") for the Meeting, will be entitled to notice of, and to vote at, the Meeting and any adjournment(s) thereof. As of the close of business on the Record Date, there were outstanding 7,903,421 shares of the Company's common stock, $.60 par value (the "Common Stock"). Each outstanding share of Common Stock is entitled to one vote. A majority of the outstanding shares of Common Stock present in person or by Proxy is required for a quorum.


                                VOTING OF PROXIES

                  Shares of Common Stock represented by Proxies that are properly executed, duly returned and not revoked will be voted in accordance with the instructions contained therein. If no specification is indicated on the Proxy, the shares of Common Stock represented thereby will be voted (i) for the election as directors of the persons who have been nominated by the Board of Directors, (ii) for the ratification of the appointment of Lazar, Levine & Company LLP as the Company's independent auditors for the fiscal year ending December 31, 1996 and (iii) upon any other matter that may properly be brought before the Meeting, in accordance with the judgment of the person or persons voting the Proxy. The execution of a Proxy will in no way affect a stockholder's right to attend the Meeting and vote in person. Any Proxy executed and returned by a stockholder may be revoked at any time thereafter by written notice of revocation given to the Secretary of the Company, by execution of a subsequent Proxy that is presented at the Meeting, or by voting in person at the Meeting, in any such case, except as to any matter or matters upon which a vote shall have been cast pursuant to the authority conferred by such Proxy prior to such revocation. Broker "non- votes" and the shares as to which a stockholder abstains are included for purposes of determining whether a quorum of shares is present at a meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker "non-votes" are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition in such tabulations. Proxies marked as abstaining with respect to the proposals to ratify the appointment of independent auditors will have the effect of a vote against such proposal.

                  The cost of solicitation of the Proxies being solicited on behalf of the Board of Directors will be borne by the Company. In addition to the use of the mails, proxy solicitation may be made by telephone, telegraph and personal interview by officers, directors and employees of the Company and its transfer agent, American Stock Transfer & Trust Company (which will receive a nominal fee in connection with any such efforts). The Company will, upon request, reimburse brokerage houses and persons holding Common Stock in the names of their nominees for their reasonable expenses in sending soliciting material to their principals.


                               SECURITY OWNERSHIP

                  The following table sets forth information concerning ownership of the Company's Common Stock, as of the Record Date, by each person known by the Company to be the beneficial owner of more than five percent of the Common Stock, each director, nominee for director and for each executive officer and by all directors and executive officers of the Company as a group. Unless otherwise indicated, the address of each person or entity listed below is the Company's principal executive offices.

Name and Address                                                                     Shares              Percentage
Of Beneficial Owner(1)                                                       Beneficially Owned(2)        Of Class
Stuart M. Pellman                                                                   449,312(3)              5.5%

Herbert M. Gardner                                                                  426,254(4)              5.4%
c/o Janney Montgomery Scott Inc.
26 Broadway
New York, NY  10004

William J. Barrett                                                                  556,501(5)              7.0%
c/o Janney Montgomery Scott Inc.
26 Broadway
New York, NY  10004

Special Situations Fund III, L.P.(6)                                                305,000                 3.9%
625 Madison Avenue
New York, NY 10022

Special Situations Cayman Fund L.P.(7)                                              406,251(8)              5.0%
625 Madison Avenue
New York, NY 10022

MassMutual Corporate Investors                                                      698,707(9)              8.6%
1295 State Street
Springfield, MA 01111

C. Scott Bartlett, Jr.                                                               46,281(10)              *

Howard Grafman(11)                                                                  144,762(12)             1.8%

Richard O. Starbird                                                                 100,997(13)             1.3%

Paulette W. Grafman(11)                                                              29,705(14)              *

                                       -2-

Name and Address                                                                     Shares              Percentage
Of Beneficial Owner(1)                                                       Beneficially Owned(2)        Of Class
All Directors and Executive Officers
 as a Group (7 persons)                                                           1,753,812(15)            20.6%

- ----------------------
*        Less than 1%

(1) All of such persons and entities have sole investment and voting power over the shares listed as being beneficially owned by them.

(2) All persons identified below as holding common stock purchase warrants ("Warrants") or options granted pursuant to the Company's 1992 Stock Option Plan (the "1992 Plan") are deemed to be beneficial owners of shares underlying such Warrants or subject to such options by reason of their right to acquire such shares within 60 days after April 30, 1996 through the exercise of such Warrants or options.

(3) Includes (i) 198,332 shares subject to options and (ii) 132,646 shares owned by an individual retirement account as to which Mr. Pellman is the beneficiary (including 8,823 shares underlying Warrants). Mr. Pellman disclaims beneficial ownership of the shares beneficially owned by the members of his family.

(4) Includes (i) 42,421 shares beneficially owned by Mr. Gardner's spouse (including 7,352 shares underlying Warrants), (ii) 8,333 shares owned by an individual retirement account as to which Mr. Gardner is the beneficiary, and (iii) 241,298 shares owned by Mr. Gardner's qualified plan (including 22,058 shares underlying Warrants). Mr. Gardner disclaims beneficial ownership of the shares beneficially owned by the members of his family.

(5) Includes (i) 14,705 shares underlying Warrants, (ii) 117,860 shares beneficially owned by Mr. Barrett's spouse (including 39,702 shares underlying Warrants), and (iii) 315,090 shares owned by Mr. Barrett's qualified plan (including 44,117 shares underlying Warrants). Mr. Barrett disclaims beneficial ownership of the shares beneficially owned by the members of his family.

(6) Based upon a Statement on Schedule 13G dated January 10, 1996 filed with the Securities and Exchange Commission by Special Situations Fund III, L.P. (the "Fund"), MGP Advisers Limited Partnership ("MGP"), AWM Investment Company, Inc. ("AWM") and Austin W. Marxe. Such Schedule 13G discloses that
     (i) AWM is the sole general partner of MGP, a registered investment adviser under the Investment Advisers Act of 1940, as amended, (ii) MGP is a general partner of and investment adviser to the Fund, (iii) AWM is a registered investment adviser under said Act and also serves as the general partner of, and investment adviser to, Special Situations Cayman Fund, L.P. and (iv) Austin W. Marxe is the principal owner and President of AWM.

(7) Based upon information contained in the Schedule 13G referred to in (6) above.

(8)  Includes 200,000 shares underlying Warrants.

(9) Based upon Amendment No. 1 dated June 5, 1995 to a Statement on Schedule 13G filed with the Securities and Exchange Commission by MassMutual Corporate Investors, MassMutual Participation Partners and MassMutual Corporate Value Partners in which the three entities indicate that they may be regarded as a group. MassMutual Corporate Investors, MassMutual Participation Partners and MassMutual Corporate Value Partners own 405,590, 54,000 and 56,000 shares of Common Stock respectively. MassMutual Corporate Investors also owns warrants to purchase 183,117 shares of Common Stock.

(10) Includes (i) 8,399 shares held jointly with Mr. Bartlett's spouse, (ii) 26,000 shares subject to options and (iii) 5,882 shares underlying Warrants held jointly with Mr. Bartlett's spouse.

(11) Howard Grafman and Paulette W. Grafman are spouses.

(12) Includes (i) 6,000 shares subject to options and (ii) 17,205 shares underlying Warrants and (iv) 5,000 shares held by Radio First International, Inc., of which Mr. Grafman is a principal shareholder. Does not include shares reported as beneficially owned by Paulette W. Grafman.

(13) Includes (i) 6,000 shares subject to options and (ii) 14,705 shares underlying Warrants.

(14) Includes 4,705 shares underlying Warrants. Does not include shares reported as beneficially owned by Howard Grafman.

(15) Includes an aggregate of 251,332 shares subject to options and 379,254 shares underlying Warrants.


                       PROPOSAL I - ELECTION OF DIRECTORS

                  Article Tenth of the Certificate of Amendment to the Certificate of Incorporation of the Company provides for the organization of the Board of Directors into three classes. All directors are chosen for a full three-year term to succeed those whose terms expire. It is proposed that three directors be elected to Class I to serve until the 1999 Annual Meeting of Stockholders and until their respective successors are elected and shall qualify.

                  Unless otherwise specified, all Proxies received will be voted in favor of the election of Richard O. Starbird, C. Scott Bartlett, Jr. and Howard Grafman to Class I of the Board of Directors to serve until the 1999 Annual Meeting of Stockholders. Directors are to be elected by a plurality of the votes cast, in person or by proxy, at the Meeting. All nominees for director are currently directors of the Company. Management has no reason to believe that any of the nominees will not remain a candidate for election at the date of the Meeting. Should any of the nominees not then remain a candidate, the Proxies will be voted in favor of those nominees who remain candidates and may be voted for substitute nominees selected by the Board of Directors. The following table and the paragraphs following the table set forth information regarding the current ages, terms of office and business experience of the current and proposed directors of the Company:

                                                                                  Expiration of Current Term
Name                                                          Age                    of Office as Director
- ----                                                          ---          ---------------------------------------

NOMINEES FOR ELECTION TO CLASS I
OF THE BOARD OF DIRECTORS:

C. Scott Bartlett, Jr.                                         63                            1996

Howard Grafman                                                 67                            1996


                                       -4-


                                                                                  Expiration of Current Term
Name                                                          Age                    of Office as Director
- ----                                                          ---          ---------------------------------------

Richard O. Starbird                                            71                            1996

CONTINUING MEMBERS OF THE BOARD OF
DIRECTORS:

CLASS II DIRECTORS:

Paulette W. Grafman                                            49                            1997

Herbert M. Gardner                                             56                            1997


CLASS III DIRECTORS:

Stuart M. Pellman                                              54                            1998

William J. Barrett                                             56                            1998

         C. SCOTT BARTLETT has served as a director of the Company since August 1991. Since November 1990, he has been a consultant to the banking industry and in conjunction with such activities served as Senior Vice President and Chief Credit Officer of MTB Bank from 1992 to 1994. From April 1984 to November 1990, he was an Executive Vice President and Chairman of the Credit Policy Committee of National Westminster Bank USA. He is also a director of Harvard Industries, Inc., an automotive supplier, NVR, Inc., a homebuilding company, Darling International, Inc., a recycler of animal by-products, Bucyrus-Erie Company, a manufacturer of surface mining equipment and Triangle Wire & Cable Company, Inc., a manufacturer of electrical cable.

         HOWARD GRAFMAN has served as a director of the Company since July 1992. Mr. Grafman is currently Chairman of the Board of KRUZ-FM, a radio station based in Santa Barbara, California, and a private investor. Mr. Grafman founded Century Broadcasting Corporation, an independent operator of FM radio stations, in 1964 and served as its President until 1987 and as one of its directors until 1992. Prior to founding Century Broadcasting Corporation, Mr. Grafman was actively involved in the communications and broadcasting industries.

         RICHARD O. STARBIRD has served as a director of the Company since July 1992. Mr. Starbird has been Emeritus Professor at Western Washington University in Bellingham, Washington since 1983, where he is currently engaged as a graduate school advisor, researcher and writer. Mr. Starbird also is a director of Fredericks of Hollywood, Inc.

         STUART M. PELLMAN has served as President, Chief Executive Officer and director of the Company since January 1992. From May 1989 until September 1991, he was a corporate securities attorney with, and a member of, the San Francisco, California law firm of Steefel, Levitt & Weiss. Prior thereto and since 1965, he was engaged in the private practice of law in New York City. In 1979, he co-founded the law firm of Slade & Pellman in New York City and was a member of that firm until December 1988. Commencing in 1986, Mr. Pellman supervised Slade & Pellman's representation as general counsel to Transmedia Network Inc., the Company's franchisor.

         PAULETTE W. GRAFMAN has served as a director of the Company since September 1993 and served as Executive Vice President of the Company from September 1993 until January, 1996. Ms. Grafman is currently President and General Manager of KRUZ-FM, a radio station based in Santa Barbara, California. Ms. Grafman was Vice President and General Manager of KMEL, an FM radio station in San Francisco, California from November 1985 to November 1992, when the station was sold by Century Broadcasting Corporation. During the prior 10 years, she held executive and sales positions with several radio stations in Los Angeles. She served on the Board of Directors of the Northern California Broadcasters Association in 1987 and 1988, and as an officer of the Association since 1989, including the office of President in 1991 and 1992. She was principally engaged as a private investor from November 1992 to September 1993.

         WILLIAM J. BARRETT has served as a director of the Company since January 1992 and as Secretary and Assistant Treasurer of the Company since August 1992. Mr. Barrett has been employed as a Senior Vice President of Janney Montgomery Scott Inc., an investment banking firm, for more than five years. Mr. Barrett is a director of the following publicly-held corporations: Supreme
Industries, Inc., a company that manufactures specialized truck bodies, Fredericks of Hollywood, Inc., an apparel marketing company, Shelter Components Corporation, a distributor to the manufactured housing and recreation vehicle industries and manufacturer of carpet and bathroom products, TGC Industries, Inc., which provides geophysical services to the oil and gas industries and manufactures and distributes specialty packaging products, and Esmor Correctional Services, Inc., a manager of correctional facilities. Mr. Barrett is Secretary and a director of Contempri Homes, Inc., a company that manufactures modular homes.

         HERBERT M. GARDNER has served as a director of the Company since January 1992. Mr. Gardner has been employed as a Senior Vice President of Janney Montgomery Scott Inc. for more than five years. Mr. Gardner is a director of
Transmedia Network Inc. and also is a director of the following publicly-held corporations: Shelter Components Corporation, Nu Horizons Electronics, Corp., an electronics components distributor, TGC Industries, Inc. and Hirsch International Corp., a distributor of computerized embroidery machines and a developer of related software. Mr. Gardner also is Chairman of the Board of Supreme Industries, Inc. and Contempri Homes, Inc.


RECOMMENDATION OF THE BOARD OF DIRECTORS

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES.



MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

                  For the fiscal year ended December 31, 1995, there were two meetings of the Board of Directors. In addition, members of the Board of Directors consulted regularly with each other and from time to time acted by unanimous written consent pursuant to the laws of the State of Delaware. The Board of Directors does not presently have a standing audit or nominating committee, the customary functions of such committees being performed by the entire Board of Directors.

                  See "Compensation Committee Report on Executive Compensation" for information in respect of the Compensation and Stock Option Committee (the "Compensation Committee") of the Board of Directors.


EXECUTIVE COMPENSATION

                  The following table sets forth, for the fiscal years indicated, all compensation awarded to, earned by or paid to the chief executive officer ("CEO") of the Company. The table also sets forth, for the fiscal year ended December 31, 1995, all compensation awarded to, earned by or paid to the executive vice president of the Company who was the only executive officer of the Company other than the CEO whose salary and bonus exceeded $100,000 with respect to the fiscal year ended December 31, 1995. There was no executive officer of the Company, other than the CEO, whose salary and bonus exceeded $100,000 with respect to the fiscal years ended December 31, 1994 or 1993.

                           SUMMARY COMPENSATION TABLE

                                                             Annual Compensation                          Long Term Compensation
                                             -------------------------------------------------      --------------------------------

                                                                                  Other Annual                           All Other
                                                                                  Compensation        Number of        Compensation
   Name and Principal Position     Year        Salary ($)         Bonus ($)           ($)(1)            Options            ($)(2)
- ------------------------------    ------     ------------      ------------      --------------     -------------     --------------

Stuart M. Pellman,                 1995        175,000             25,580             4,680           150,000            --
   President and Chief             1994        145,000                 --             4,680                --            --
   Executive Officer               1993        135,250             12,300                --            62,500            --

Paulette W. Grafman,
   Executive Vice President
   (3)                             1995        115,000             15,290                --           105,000(4)         --

(1) Perquisites and other personal benefits, securities or property delivered to Mr. Pellman and Ms. Grafman did not exceed the lesser of $50,000 or 10% of their respective total annual salaries and bonuses.

(2) Mr. Pellman's employment agreement provides that, in the event of the sale of all or substantially all of the assets of the Company or upon the sale of a controlling interest in the Company's stock, Mr. Pellman will be entitled under certain circumstances to resign and collect a lump sum payment of $300,000. The employment agreement also requires the Company to pay the premiums (not exceeding $4,800 per annum) on term life insurance in the face amount of $1,000,000 on the life of Mr. Pellman under policies owned by Mr. Pellman. See "Management--Employment Agreements."

(3)  Ms. Grafman resigned her position with the Company on January 10, 1996.

(4) These options expired unexercised three months after the date of Ms. Grafman's resignation.

LONG-TERM INCENTIVE AND PENSION PLANS

                  The Company does not have any long-term incentive or defined benefit pension plans.


OPTION GRANTS

                  The Company does not grant any Stock Appreciation Rights. The following table sets out certain information with respect to options granted to each of Mr. Pellman and Ms. Grafman under the Company's 1992 Stock Option Plan during the fiscal year ended December 31, 1995:

                               OPTION GRANTS TABLE

                                INDIVIDUAL GRANTS

                                            Percent
                                            of Total
                                            Options
                                            Granted                          Market
                          Options              to                             Price
                          Granted          Employees      Exercise          (2) Date
                          (Shares)         in Fiscal        Price              of               Expiration
  Name                      (1)               Year         ($/Sh)            Option                Date
  ----                    -------            ------       --------          --------             ------

Stuart M. Pellman         150,000            46.9%         $3.75/             $3.75             4/18/2000
                                                            2.8125(3)

Paulette W. Grafman       105,000            32.8%         $3.75/             $3.75             4/18/2000
                                                            2.8125(4)
- ---------------------------------------------------------------------------------------------------------------------------------

                              POTENTIAL REALIZABLE
                                VALUE AT ASSUMED
                              ANNUAL RATES OF STOCK
                               PRICE APPRECIATION
                               FOR OPTION TERM (5)
                               -------------------

      NAME                                         5%                10%
      ----                                         --                ---

Stuart M. Pellman                             $272,596          $460,599

Paulette W. Grafman                           $169,723          $301,326

- ---------------------

(1) The options may not be exercised until December 31, 1995 and become fully vested on December 31, 1996. The options to the extent not previously exercised, expire on April 18, 2000. Ms. Grafman terminated her employment with the consent of the Company on January 10, 1996. In accordance with the terms of the Company's 1992 Stock Option Plan, her options expired unexercised three months after such date.

(2) Market price represents the estimated fair market value for the securities granted under option giving effect to the fact such securities are unregistered and otherwise restricted as to sale or transfer.

(3) The exercise price is $3.75 as to 25,000 of the shares and $2.8125 as to 125,000 of the shares.

(4) The exercise price is $3.75 as to 40,000 of the shares and $2.8125 as to 65,000 of the shares.

(5) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Company's Common Stock over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the options following termination of employment, non-transferability or differences in vesting periods. Regardless of the theoretical value of an option, its ultimate value will depend on the market value of the Common Stock at a future date, and that value will depend on a variety of factors, including the overall condition of the stock market and the Company's result of operations and financial condition. There can be no assurances that the values reflected in this table will be achieved.

AGGREGATED FISCAL YEAR-END OPTION VALUE TABLE

                  The following table sets forth certain information concerning unexercised options held as of December 31, 1995 by Mr. Pellman and Ms. Grafman. No stock options were exercised by Mr. Pellman or Ms. Grafman during the fiscal year ended on such date.


                    AGGREGATED FISCAL YEAR-END OPTION VALUES



                          Number of Unexercised   Value of Unexercised in-
                           Options at December      the-Money Options at
                               31, 1995(#)        December 31, 1995 ($)(1)

                              Exercisable/              Exercisable/
Name                          Unexercisable            Unexercisable
- ----                    -----------------------  ------------------------------

Stuart M. Pellman            198,332/89,168              $46,125/0

Paulette W. Grafman          177/500/52,500                 $0/0


- --------------------

(1) Based on the closing price of a share of Common Stock ($1.625 as reported by the National Association of Securities Dealers Automated Quotation System on December 29, 1995).


DIRECTOR COMPENSATION

                  Directors who are not officers or employees of the Company receive such compensation for their services as the Board of Directors may from time to time determine. Currently, directors who are not employees of the Company receive a fee of $100 for each Board of Directors or committee meeting attended, plus reasonable out-of-pocket expenses. Directors who are officers or employees of the Company are not entitled to any compensation for their service as a director.


EMPLOYMENT AGREEMENTS

                  Mr. Pellman serves as President and Chief Executive Officer of the Company pursuant to an employment agreement that commenced as of January 1, 1995 and will terminate on December 31, 1996. Mr. Pellman received a base annual salary of $175,000 from January 1, 1995 through December 31, 1995 and will receive $200,000 per annum from January 1, 1996 through December 31, 1996. As additional compensation, the Company is to pay Mr. Pellman an annual bonus equal to 5% of the Company's pre-tax income up to $2,000,000 plus 6-1/2% of the Company's pre-tax income, if any, over $2,000,000, for each fiscal year of the Company (or portion thereof) commencing with the fiscal year ending December 31, 1995. Mr. Pellman received $580 pursuant to this clause at the end of December 31, 1995. In addition, Mr. Pellman received the sum of $25,000 in consideration of his agreement to enter into the employment agreement. The employment agreement also provides for such other salary increases and bonuses as the Board of Directors of the Company shall determine and contains a covenant not to compete that extends for a period of two years after termination for cause or termination by Mr. Pellman otherwise than for employer breach. In the event of the sale of all or substantially all of the assets of the Company and its subsidiaries, the merger or consolidation of the Company with any other entity or the sale of a controlling interest in the Company's stock, and Mr. Pellman's duties are significantly altered, he ceases to serve as a member of the Board of Directors of the Company, employer breach occurs under his employment agreement or the location at which he performs his principal duties is outside the San Francisco, California metropolitan area, Mr. Pellman shall have the right either to continue his employment with the Company under the terms of the employment agreement or to elect to resign and receive, along with other benefits, a lump sum payment of $300,000. Mr. Pellman's employment agreement requires the Company to pay the premium (not exceeding $4,800 per annum) on term life insurance in the face amount of $1,000,000 on the life of Mr. Pellman under policies owned by Mr. Pellman.

                  Paulette W. Grafman served as Executive Vice President of the Company and managed its Los Angeles office under an employment agreement that commenced as of January 1, 1995 and would have terminated on December 31, 1996. Ms. Grafman resigned her position with the Company on January 10, 1996. She received a base salary of $115,000 per annum from January 1, 1995 through January 10, 1996. As additional compensation, the Company was to pay Ms. Grafman an annual bonus equal to 2-1/2% of the Company's pre-tax income up to $2,000,000 plus 4% of the Company's pre-tax income, if any, over $2,000,000, for each fiscal year of the Company (or portion thereof) commencing with the fiscal year ending December 31, 1995. Ms. Grafman received $290 under this arrangement for the fiscal year ended December 31, 1995. In addition, Ms. Grafman received the sum of $15,000 in consideration of her agreement to enter into the employment agreement. The employment agreement also contains a covenant not to compete that extends for a period of two years after termination for cause or termination by Ms. Grafman otherwise than for employer breach.


COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

                  The Compensation and Stock Option Committee was established by the Board of Directors in September 1993 to make recommendations to the Board of Directors regarding compensation of executive officers and administration of the Company's 1992 Stock Option Plan. It acted three times by unanimous written consent during 1995. Messrs. Barrett, Bartlett and Starbird currently serve as members of the Compensation and Stock Option Committee.

COMPENSATION PHILOSOPHY

                  The Compensation and Stock Option Committee's executive compensation philosophy is (and the Board of Directors was) to base management's pay, in part, on the achievement of the Company's annual and long-term performance goals, to provide competitive levels of compensation, to recognize individual initiative, achievement and length of service to the Company, and to assist the Company in attracting and retaining qualified management. The Compensation Committee also believes that the potential for equity ownership by management is beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value.

SALARIES

                  Base salaries for the Company's executive officers are determined initially by evaluating the responsibilities of the position held and the experience of the individual and by reference to the competitive marketplace for management talent, including a comparison of base salaries for comparable positions at comparable companies. Annual salary adjustments are determined by evaluating the competitive marketplace, the performance of the Company, the performance of the executive particularly with respect to the ability to manage growth of the Company, the length of the executive's service to the Company and any increased responsibilities assumed by the executive.

BONUSES

                  The Company from time to time will consider the payment of bonuses to its executive officers, although no formal plan currently exists, except as provided in individual employment agreements. Bonuses would be determined based, first, upon the level of achievement by the Company of its strategic and operating goals and, second, upon the level of personal achievement by participants. The achievement of goals by the Company includes, among other things, the performance of the Company as measured by return on assets. The achievement of personal goals includes the actual performance of the Company for which the executive officer has responsibility as compared to the planned performance thereof, the level of cost savings achieved by such executive officer, other individual contributions, the ability to manage and motivate reporting employees and the achievement of assigned projects. In view of the early stage of development of the Company's business, except as provided for in individual employment agreements, no executive officer received a bonus for the 1994 fiscal year.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

                  Mr. Pellman's base salary of $175,000 was based upon the factors described in the "Salaries" paragraph above.

STOCK OPTION PLAN

                  It is the philosophy of the Compensation Committee that stock options should be awarded only to key employees of the Company to promote long-term interests between such employees and the Company's stockholders and to assist in the retention of such employees. The Stock Option Committee awarded stock options to Mr. Pellman and Ms. Grafman in April 1995 for services performed in 1994. The size of these awards to each of Mr. Pellman and Ms. Grafman was based generally on the factors described in "-- Salaries" above and specifically on each of their performances. In addition, the Stock Option Committee considered the extensive nature and the significant services rendered by Mr. Pellman and Ms. Grafman, their seasoned managerial skills and the fact that their base salaries are below the average of similar positions in comparable companies.


COMPENSATION AND STOCK OPTION COMMITTEE:   William J. Barrett,
                                           C. Scott Bartlett, Jr.
                                           Richard O. Starbird

                            COMMON STOCK PERFORMANCE


                  The following graph compares, for the periods indicated, the percentage change in the Company's cumulative total stockholder return on its Common Stock with the cumulative total return of (a) the NASDAQ Market Index, a broad equity market index (the "Broad Market"), and (b) an index consisting of the following publicly traded Miscellaneous Business Credit Institutions with the same Standard Industrial Classification Code (6159) as the Company: Allied Capital Lending Corp., Ampal-American Israel Corporation, Banca Quadrum S.A. de C.V. (ADR), Covered Financial Corp., Financial Federal Corp., Financing for Science, HPSC Inc., Oxford Resources Corp. - Class A, PDS Financial Corp., Rockford Industries Inc., Student Loan Corp., Student Loan Marketing Association, Walnut Financial Service Inc. and Winfield Capital Corp. (the "Industry Index").

[GRAPHIC OMITTED]

                                                          FISCAL             FISCAL             FISCAL             FISCAL
                                        JULY               YEAR               YEAR               YEAR               YEAR
                                       18,1992            ENDING             ENDING             ENDING             ENDING
         COMPANY                         ($)             1992($)             1993($)           1994($)            1995($)
         -------                         ---             -------             -------           -------            -------
The Company                           100.00              700.00           1400.00            1652.00             652.00

Industry Index                        100.00              101.06             73.73              56.71             109.99

Broad Market                          100.00              108.21            129.80             136.28             176.76

                  PROPOSAL II - RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS

                  The Board of Directors has appointed Lazar, Levine & Company LLP as the Company's independent auditors for the fiscal year ending December 31, 1996. Although the selection of auditors does not require ratification, the Board of Directors has directed that the appointment of Lazar, Levine & Company LLP be submitted to stockholders for ratification due to the significance of such firm's appointment to the Company. Approval by holders of the majority of shares of Common Stock represented in person or by proxy at the Meeting is necessary for stockholder ratification of the appointment of Lazar, Levine &
Company LLP. If stockholders do not ratify the appointment of Lazar, Levine & Company LLP, the Board of Directors will consider the appointment of other certified public accountants. A representative of the auditors is expected to be present at the Meeting, will have the opportunity to make such statements as he may care to make and will respond to appropriate questions from stockholders of the Company.

RECOMMENDATION OF THE BOARD OF DIRECTORS

                  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF LAZAR, LEVINE & COMPANY LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1996.



ANNUAL REPORT

                  The Company's Annual Report for the fiscal year ended December 31, 1995, including financial statements, is being mailed herewith. If, for any reason, you did not receive your copy of the Annual Report, please advise the Company and another will be sent to you. The Company will furnish, without charge, a copy of its Annual Report on Form 10-K (without exhibits) for the fiscal year ended December 31, 1995 (as filed with the Securities and Exchange Commission) to stockholders of record as of April 30, 1996 who make requests to Stuart M. Pellman, President, The Western Transmedia Company, Inc., 475 Sansome Street, San Francisco, California 94111.


STOCKHOLDER PROPOSALS

                  Stockholder proposals in respect of matters to be acted upon at the Company's 1997 Annual Meeting of Stockholders should be received by the Company on or before January 10, 1997 in order that they may be considered for inclusion in the Company's proxy materials.

                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            WILLIAM J. BARRETT, Secretary



San Francisco, California
May 6, 1996

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                      THE WESTERN TRANSMEDIA COMPANY, INC.

                     PROXY -- ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 13, 1996

                  The undersigned, a stockholder of The Western Transmedia Company, Inc., a Delaware corporation (the "Company"), does hereby constitute and appoint Stuart M. Pellman, William J. Barrett and Herbert M. Gardner and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company that the undersigned would be entitled to vote if personally present at the 1996 Annual Meeting of Stockholders of the Company to be held at the offices of Olshan Grundman Frome & Rosenzweig LLP, 16th Floor, 505 Park Avenue, New York, New York 10022, on June 13, 1996 at 11:00 a.m., E.D.T., or at any adjournment or adjournments thereof.

         The undersigned hereby instructs said proxies or their substitutes as set forth below.

         1.       ELECTION OF DIRECTORS:

                  The election of Richard O. Starbird, C. Scott Bartlett, Jr. and Howard Grafman to Class I of the Board of Directors to serve until the 1999 Annual Meeting of Stockholders and until their respective successors are elected and shall qualify.

                                   TO WITHHOLD
                                   AUTHORITY        TO WITHHOLD AUTHORITY
                                   TO VOTE          TO VOTE FOR ANY INDIVIDUAL
                                   FOR ALL          NOMINEE(S), PRINT NAME(S)
                  FOR ____         NOMINEES ____    BELOW
                                                             -------------------

                                                             -------------------


         2.       RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS:

                  To ratify the appointment of Lazar, Levine & Company LLP as the independent auditors of the Company for the fiscal year ending December 31, 1996.

                   FOR     _____    AGAINST      _____    ABSTAIN     _____


         3. DISCRETIONARY AUTHORITY: To vote with discretionary authority with respect to all other matters that may come before the Meeting.

         THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREINBEFORE GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO ELECT THE NOMINEES AS DIRECTORS, TO RATIFY THE APPOINTMENT OF LAZAR, LEVINE & COMPANY LLP AS THE COMPANY'S INDEPENDENT AUDITORS AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES OR PROXY WITH RESPECT TO ANY OTHER BUSINESS TRANSACTED AT THE ANNUAL MEETING.

         The undersigned hereby revokes any proxy or proxies heretofore given and ratifies and confirms all that the proxies appointed hereby, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

           , 1996

_____________________ (L.S.)

_____________________ (L.S.)
         Signature(s)

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR HEREON. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE INDICATE THE CAPACITY IN WHICH SIGNING. WHEN SIGNING AS JOINT TENANTS, ALL PARTIES IN THE JOINT TENANCY MUST SIGN. WHEN A PROXY IS GIVEN BY A CORPORATION, IT SHOULD BE SIGNED WITH FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER.

         PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY IN THE ENVELOPE PROVIDED FOR THIS PURPOSE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.